UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2023

TRAQIQ, INC.

(Exact name of registrant as specified in charter)

California	000-56148	30-0580318
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1931 Austin Drive Troy, Michigan	48083
(Address of Principal Executive Offices)	(zip code)

(425) 818-0560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 14, 2023, Titan Trucking, LLC, a Michigan limited liability company (“Titan”) and wholly-owned subsidiary of TraQiQ, Inc. (the “Company,” “we,” “us,” or “our company”), entered into an Equity Interest Purchase Agreement dated as of June 14, 2023 (the “Purchase Agreement”) by and among Titan, Ryan Stansley, Scott Stansley, Jr., Kristin Stansley and Richard Boyce Stansley (each, an “Equityholder” and, collectively, the “Equityholders”), and Recycle Waste Services, Inc., an Ohio corporation (“RWS”), pursuant to which, subject to the terms and conditions of the Purchase Agreement, Titan will acquire all of the equity interests of RWS.

RWS is an environmentally-responsible waste and recycling hauler and service provider based in Sylvania, Ohio. The company specializes in waste facility management and the provision of roll off, long haul and waste diversion services throughout Northwest Ohio and Southeast Michigan. Through the management of multiple waste processing facilities for both Fortune 500 and municipal customers and provision of its waste collection and hauling services, RWS achieved revenue of over $22,000,000 in 2022. Operating over 150 pieces of equipment, RWS collected, processed and transported over one million tons of waste in 2022. RWS works with recycling partners to allow them to maximize diversion of recyclable materials away from landfills.

Pursuant to the terms of the Purchase Agreement, at the completion of the transactions contemplated therein, Titan will acquire all right, title and interest in and to all of the issued and outstanding equity interests of RWS for a purchase price consisting of the sum of (i) $18,852,078 in cash, (ii) 8,642,011 shares of our common stock, subject to adjustment if the ten-day moving average price of our common stock immediately prior to the closing of the transaction is less than $0.74 per share, (iii) an amount equal to the aggregate amount paid by RWS between October 13, 2022 and the closing date under the Purchase Agreement, but not to exceed $902,000, for replacement equipment that is purchased and put in use on the closing date or within 90 days thereof, which amount will be offset by the sum of any Indebtedness (as defined in the Purchase Agreement) of RWS at the time of the closing, (iv) and the assumption of certain capital lease obligations of RWS for equipment used in the business that are not paid prior to closing. The purchase price will be subject to adjustment for certain post-closing working capital and other adjustments. Titan may also be obligated to pay additional post-closing consideration in an amount up to $1,500,000, which will be payable 50% in cash and 50% in shares of our common stock, if the EBITDA (as defined as defined in the Purchase Agreement) of RWS for the year ending December 31, 2023 exceeds $5,138,066, and an additional amount equal to $750,000 if we or any of our affiliates acquires a specific industry participant within three years of the closing date. An aggregate of approximately $300,000 of the purchase price payable at closing will be held in an escrow fund for purposes of satisfying any post-closing indemnification claims of the sellers under the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants of the Equityholders, RWS, and Titan, including, among others, covenants by RWS and the Equityholders with respect to the operations of RWS during the period between execution of the Purchase Agreement and the completion of the transaction. The Purchase Agreement also provides that each party will indemnify the other party for breaches of the warranties and covenants of such party, as well as certain other matters, subject to certain specified limitations, including, among other things, limitations on the period during which a party may make certain claims for indemnification and limitations on the amounts for which a party may be liable.

The closing of the transactions contemplated by the Purchase Agreement is subject to the satisfaction of certain closing conditions, including, among others, that Titan will have received financing to fund the cash portion of the purchase price payable at closing. The Purchase Agreement also provides for certain limited termination rights, including, among others, by the mutual consent of Titan and RWS and by either Titan or RWS upon the breach of certain representations, warranties, covenants or agreements by the other party.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference thereto.

The Purchase Agreement has been filed as an exhibit hereto to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about Titan or RWS. The representations, warranties and covenants set forth in the Purchase Agreement were made solely between the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders or may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures. For the foregoing reasons, no person should rely on the warranties as statements of factual information at the time they were made or otherwise.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1*	Equity Interest Purchase Agreement, dated as of June 14, 2023, Titan Trucking, LLC, Ryan Stansley, Scott Stansley, Jr., Kristin Stansley, Richard Boyce Stansley, and Recycle Waste Services, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules, exhibits and similar supporting attachments or agreements to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 20, 2023	TRAQIQ, INC.

	By:	/s/ Glen Miller
Glen Miller
Chief Executive Officer

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